                             LETTER OF TRANSMITTAL

                                   TO TENDER
                         11 1/8% SENIOR NOTES DUE 2003
                         PURSUANT TO THE EXCHANGE OFFER
                            DATED            , 1994
                                       of
                             M.D.C. HOLDINGS, INC.

         THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,           , 1994,
                      NEW YORK CITY TIME, UNLESS EXTENDED

  The Exchange Agent will be First Bank National Association, whose mailing address, facsimile number and telephone number are as follows:

                          By Hand, Overnight Express or Mail:

                          First Bank National Association
                          First Trust Center
                          180 E. Fifth Street
                          3rd Floor, Bond Drop Window
                          St. Paul, Minnesota 55101
                          Attn: Corporate Trust Department

                          By Facsimile:
                          (612) 244-1145

                          By telephone:
                          (612) 244-0444

                       DESCRIPTION OF SECURITIES TENDERED

   NAME AND ADDRESS OF REGISTERED HOLDER AS IT     CERTIFICATE     PRINCIPAL
 APPEARS ON THE 11 1/8% SENIOR NOTES DUE 2003    NUMBER(S) OF    AMOUNT OF OLD
 ("OLD NOTES")                                     OLD NOTES         NOTES
                                                  TRANSMITTED     TRANSMITTED
- --------------------------------------------------------------------------------
                                                                 $
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
 ------------------------------------------------------------------------------

     NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THE ACCOMPANYING
                            INSTRUCTIONS CAREFULLY.

Gentlemen:

  1. The undersigned hereby tenders to M.D.C. HOLDINGS, INC., a Delaware corporation (the "Company"), the above-described 11 1/8% Senior Notes due 2003 (the "Old Notes") pursuant to the Company's offer of $1,000 principal amount of Series B 11 1/8% Senior Notes due 2003 (the "New Notes") in exchange for each $1,000 principal amount of Old Notes, upon the terms and subject to the conditions contained in the Registration Statement on From S-4 filed by the Company and its Subsidiaries named on the cover thereof (collectively, the "Registrants") with the Securities and Exchange Commission (the "Registration
Statement') and the accompanying Prospectus dated           , 1994 (the
"Prospectus"), receipt of which is hereby acknowledged.

  2. The undersigned hereby represents and warrants that it has full authority to tender the Old Notes described above. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the tender of Old Notes.

  3. The undersigned understands that the tender of the Old Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between the undersigned and the Company as to the terms and conditions set forth in the Prospectus.

  4. The undersigned hereby represents and warrants that (i) it is acquiring the New Notes in the ordinary course of its business, (ii) it is not engaged in, and does not intend to engage in, a distribution of the New Notes within the meaning of the Securities Act of 1933, as amended (the "Securities Act") and has no arrangement or understanding with any person to participate in any such distribution of the New Notes, and (iii) that it is not an affiliate of any Registrant. The undersigned also represents and warrants that if it is a broker-dealer, the Old Notes to be exchanged for New Notes were acquired as a result of market making activities or other trading activities and that the undersigned will deliver a prospectus in connection with any resale of any New Notes. By so acknowledging, the undersigned shall not be deemed to admit that, by delivering a prospectus, it is an "underwriter" within the meaning of the Securities Act or that the undersigned is required to deliver a prospectus in connection with any resale of New Notes.

  5. Any obligation of the undersigned hereunder shall be binding upon the successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives of the undersigned.

[_]
  CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

   Name: _____________________________________________________________________

   Address: __________________________________________________________________

            -------------------------------------------------------------------

                   SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS
                              (SEE INSTRUCTION 1)

  To be completed ONLY IF the New Notes are to be sent to someone other than the undersigned or to the undersigned at an address other than that provided above.

Mail to:

Name ___________________________________________________________________________
                                 (Please Print)

Address ________________________________________________________________________
    -------------------------------------------------------------------------
                               (Include Zip Code)

                                   SIGNATURE
  -----------------------------------------------------------------------------
                           (Name of Registered Holder)
By:
  -----------------------------------------------------------------------------
  Name:
  Title:

Date: __________________________________________________________________________

(Must be signed by registered holder exactly as name appears on Old Notes. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title.) (See Instruction 3)

Address ________________________________________________________________________
    -------------------------------------------------------------------------

Telephone No. __________________________________________________________________

Taxpayer Identification No. ____________________________________________________

Signature Guaranteed By: _______________________________________________________
 (See Instruction 1)
Title:

Name of Institution: ___________________________________________________________

Address: _______________________________________________________________________

Date: __________________________________________________________________________


    PLEASE READ THE INSTRUCTIONS BELOW, WHICH FORM A PART OF THIS LETTER OF
                                  TRANSMITTAL.

                                  INSTRUCTIONS

  1. GUARANTEE OF SIGNATURES. Signatures on this Letter of Transmittal must be guaranteed by a firm that is a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office in the United States (an "Eligible Institution") unless (i) the "Special Issuance and Delivery Instructions" above have not been completed or (ii) the Old Notes described above are tendered for the account of an Eligible Institution.

  2. DELIVERY OF LETTER OF TRANSMITTAL AND OLD NOTES. The Old Notes, together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), should be mailed or delivered to the Exchange Agent at the address set forth above.

  The method of delivery of Old Notes and other documents is at the election and risk of their respective holder. IF DELIVERY IS BY MAIL, REGISTERED MAIL (WITH RETURN RECEIPT), PROPERLY INSURED, IS SUGGESTED.

  3. SIGNATURES ON LETTER OF TRANSMITTAL, BOND POWERS AND ENDORSEMENTS. If this Letter of Transmittal is signed by a person other than a registered holder of any Old Notes, such Old Notes must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name or names of the registered holder or holders appear on the Old Notes.

  If this Letter of Transmittal or any Old Notes or bond power is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

  4. MISCELLANEOUS. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be resolved by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders or consents must be cured within such time as the Company shall determine. Neither the Company nor the Exchange Agent shall be under any duty to give notification of defects in such tenders or shall incur liabilities for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendered holder thereof.